UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2024

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On January 3, 2024, Amerant Bancorp, Inc. (the “Company”) and Amerant Bank, N.A., a wholly-owned subsidiary of the Company (the “Bank”), entered into an amended and restated Employment Agreement with Gerald P. Plush, Chairman, President and Chief Executive Officer of the Company and the Bank (the “Amended Agreement”), effective as of January 1, 2024 (the “Effective Date”). The Amended Agreement has an initial term of three years beginning on the Effective Date, and unless sooner terminated, or not renewed, will automatically extend upon the end of its initial term for successive one-year periods and in certain circumstances following a Change in Control (as defined in the Amended Agreement) to clarify that Change in Control-related severance benefits may not be avoided simply by electing to not renew the Amended Agreement.

The Amended Agreement amends and restates the Employment Agreement dated January 14, 2021 (the “Prior Agreement”), filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 21, 2021. The terms of the Amended Agreement are generally consistent with the Prior Agreement, except for the following substantive amendments:

•an increase in annual base salary to $960,000 (the “Base Salary”), beginning January 1, 2024;

•revisions to the severance benefits to which Mr. Plush is entitled in the event of a termination by the Bank without Cause or by Mr. Plush for Good Reason prior to a Change in Control, from one and one half (1.5) times to two (2) times the sum of (i) the Base Salary and (ii) the average of the Annual Bonuses earned for the three full years preceding the year in which such termination occurs or, if less than three years, the greater of (A) the average of the Annual Bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, the Executive’s target Annual Bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 24 months;

•a term life insurance policy that upon death provides $2 million in benefits; and

•the covenant not to compete was adjusted to provide a geographical area within 50 miles of the Company’s corporate headquarters.

The Amended Agreement also includes technical revisions to certain customary provisions including confidentiality, non-solicitation of customers and employees, among others.

The foregoing is only a brief description of the material terms of the Amended Agreement, does not purport to be a complete description of such Amended Agreement, and is qualified in its entirety by reference to the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
10.1	Amended and Restated Employment Agreement, effective January 1, 2024, between Amerant Bank, N.A, Amerant Bancorp Inc. and Gerald P. Plush
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2024	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President, Securities Counsel and Corporate Secretary